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                                                                   EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


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                SUBSIDIARY                                         STATE OR OTHER JURISDICTION OF INCORPORATION
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

Liberty Medical Supply, Inc.                                                          Florida
Liberty Direct Services Corporation                                                  Delaware
Liberty Home Pharmacy Corporation                                                    Delaware
Liberty Enteral Products Corporation                                                 Delaware
PolyMedica Healthcare, Inc.                                                          Delaware
PolyMedica Pharmaceuticals (U.S.A.), Inc.                                          Massachusetts
PolyMedica Pharmaceuticals (Puerto Rico), Inc.                                       Delaware
PolyMedica Securities, Inc.                                                        Massachusetts
PolyMedica Pharmaceuticals Securities, Inc.                                        Massachusetts
PolyMedica Industries UK, Ltd.                                                   England and Wales
PolyMedica Holdings, Inc.                                                            Delaware
DrAlt.com Corporation                                                                Delaware

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